UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 29, 2014

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 29, 2014, HomeStreet, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). Company shareholders approved Proposals 1, 2 and 3 as described in the Company's Definitive Proxy Statement for the 2014 Annual Meeting (the “Proxy Statement”) on Schedule 14A, which was filed with the Securities and Exchange Commission on April 16, 2014.
The proposals voted on and approved by the shareholders at the Annual Meeting were as follows:

Proposal 1
Company shareholders re-elected the following three Class III directors with terms ending in the year 2017 and the voting results are set forth below.

Nominee	For	Against	Abstain	Broker Non-Votes

David A. Ederer (Class III)	10,626,866	173,746	63,049	1,951,975
Thomas E. King (Class III)	10,597,622	197,591	68,448	1,951,975
George "Judd" Kirk (Class III)	10,613,284	181,929	68,448	1,951,975

Proposal 2
Company shareholders approved the HomeStreet, Inc. 2014 Equity Incentive Plan and the voting results are set forth below.

	For	Against	Abstain	Broker Non-Votes

Approval of 2014 Equity Incentive Plan	10,648,821	195,706	19,134	1,951,975

Proposal 3
Company shareholders approved, as set forth below, the ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

	For	Against	Abstain

Appointment of Deloitte & Touche LLP	12,652,824	14,719	148,093

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 30, 2014.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary